EXHIBIT 99.1

Adams Golf Reports Year End 2008 Financial Results

PLANO, Texas, March 11, 2009 (GLOBE NEWSWIRE) -- Adams Golf (Nasdaq:ADGF) today reported net sales of $91.5 million for the year ended December 31, 2008, as compared to $94.6 million for the year ended December 31, 2007, a decrease of 3% year-over-year. The Company had a net loss of $1.5 million, or $0.23 per fully diluted share for 2008, as compared to net income of $9.4 million, or $1.32 per fully diluted share for 2007. In 2007, the Company benefited from the recording of a deferred tax asset of $4.8 million.

The Company's aggregate cash and cash equivalents balance was $6.0 million as of December 31, 2008. The Company repurchased an aggregate of 84,814 shares of its common stock in fiscal 2008.

"2008 was a year of mixed results for our company," said Mr. Chip Brewer, CEO and President of Adams Golf. "In the face of difficult market conditions, our earnings and revenue performance lagged expectations but fortunately were enough to sustain our strong financial position. On the positive side, our company continues to both gain market share in its primary categories and increase its brand strength. According to Golf Datatech, during 2008, our full year U.S. woods dollar market share increased by 25% and our iron dollar share increased by 10%. Furthermore, according to results from the Darrell Survey, our individual hybrids were the #1 hybrid in play on the PGA, Champions and Nationwide Tours during 2008 and we have won every count on each of these tours thus far in 2009.

"We also continued to be pleased with the recognition our products have received from prominent golf media organizations. Our recently-introduced Idea a4 and a4 OS sets of irons won Gold designations in the 2009 Golf Digest, Hot List and the individual Idea a4 and a4 OS hybrids were the category leader in "Innovation" in the hybrid category. Our exciting new Speedline driver also won a Gold designation in the 2009 Golf Digest, Hot List. The patent pending, aerodynamic shaping of the Speedline driver lessens drag and airflow turbulence, resulting in faster club head speed and more distance," Mr. Brewer continued.

"We are pleased with our market share gains, improved brand strength and product positions; however, in the face of what are clearly difficult market conditions, we have also taken steps to reduce our overall expenses with a dual agenda of maintaining our brand and market share momentum while at the same time protecting our strong financial position. Accordingly, we have lowered our year-over-year fixed costs by approximately 13% and are prepared to go further if needed. At the same time we will remain a competitive marketer via multiple endemic media channels and have sustained our primary tour strategies. Our intent is to position ourselves to come out of what appears to be an extended down market with continued financial strength and at the same time increased market share and brand momentum. We are optimistic that this strategy will deliver long term shareholder value when market conditions inevitably improve," Mr. Brewer concluded.

Adams Golf will host a conference call at 4:30 p.m. Eastern Daylight time on Thursday, March 12, 2009, with Chip Brewer, CEO and President, and Eric Logan, Chief Financial Officer, to review Adams' 2008 full year financial results. For telephone access to the conference call, dial (888) 241-0558 or (647) 427-3417 for international calls, and request connection to the Adams Golf conference call. The conference ID # is 89650839.

Developing high-performance and technologically innovative golf products is the cornerstone of Adams Golf. From the initial design, through manufacturing and servicing, Adams Golf is committed to helping golfers of all abilities enjoy the game of golf. For more information on Adams Golf, please visit adamsgolf.com.

This press release contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to statements regarding our ability to continue manufacturing products that are commercially acceptable to consumers, our acquisition of certain assets of Women's Golf Unlimited, and statements using terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," "inevitably," "appears," or "believe." Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: the global economic recession; our ability to further reduce fixed costs; product development difficulties; product approval and conformity to governing body regulations; assembly difficulties; competing product introductions; patent infringement risks; uncertainty of our ability to protect our intellectual property rights; market demand and acceptance of products; the impact of changing economic conditions; the success of our marketing strategy; our dependence on a limited number of customers; business conditions in the golf industry; reliance on third parties, including suppliers; the actions of competitors, including pricing, advertising and product development risks concerning future technology; the management of sales channels and re-distribution; and one-time events and other factors detailed under "Risk Factors" in our 10-K's, 10-Q's and other Securities and Exchange Commission filings. These filings can be obtained by contacting Adams Golf Investor Relations.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

                  ADAMS GOLF, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEET
          (in thousands, except share and per share amounts)

                          ASSETS

                                                    December 31,
                                              ------------------------
                                                2008            2007
                                              --------        --------

 Current assets:
  Cash and cash equivalents                   $  5,960        $ 11,265
  Trade receivables, net                        14,743          18,009
  Inventories, net                              33,611          28,745
  Prepaid expenses                                 908             743
  Other current assets                              29           1,432
                                              --------        --------
   Total current assets                         55,251          60,194

 Property and equipment, net                     1,210           1,046
 Deferred tax asset - non current               10,228           8,877
 Other assets                                      367           1,069
                                              --------        --------
                                              $ 67,056        $ 71,186
                                              ========        ========

           LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
  Accounts payable                           $   9,471        $  9,205
  Accrued expenses and other
   current liabilities                           7,253           8,682
                                              --------        --------
   Total current liabilities                    16,724          17,887
  Other liabilities                                 18              --
                                              --------        --------
   Total liabilities                            16,742          17,887

 Stockholders' equity:
  Preferred stock, $0.01 par
   value; authorized 1,250,000
   shares; none issued                             --               --
  Common stock, $.001 par value;
   authorized 12,500,000 shares;
   6,909,866 and 6,547,847 shares
   issued and 6,498,929 and
   6,221,724 shares outstanding
   at December 31, 2008 and 2007,
   respectively                                      7               7
  Additional paid-in capital                    92,701          91,737
  Accumulated other comprehensive
   income                                          565           2,555
  Accumulated deficit                          (38,205)        (36,746)
  Treasury stock, 410,937 common
   shares at December 31, 2008 and
   326,123 common shares at
   December 31, 2007, at cost                   (4,754)         (4,254)
                                              --------        --------
   Total stockholders' equity                   50,314          53,299
                                              --------        --------

 Commitments and contingencies                $ 67,056        $ 71,186
                                              ========        ========

                  ADAMS GOLF, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)

                                           Years Ended December 31,
                                        ------------------------------
                                          2008       2007       2006
                                        --------   --------   --------

 Net sales                              $ 91,451   $ 94,604   $ 76,030
 Cost of goods sold                       53,981     54,608     42,304
                                        --------   --------   --------
   Gross profit                           37,470     39,996     33,726
                                        --------   --------   --------
 Operating expenses:
  Research and development
   expenses                                3,758      3,698      2,607
  Selling and marketing
   expenses                               26,205     23,772     19,800
  General and administrative
   expenses                                8,929      8,420      7,879
                                        --------   --------   --------
    Total operating expenses              38,892     35,890     30,286
                                        --------   --------   --------
    Operating income/(loss)               (1,422)     4,106      3,440

 Other income (expense):
  Interest income                            122        286        201
  Interest expense                          (100)        (1)        (3)
  Other                                      (63)       264         35
                                        --------   --------   --------
   Income/(loss) before
    income taxes                          (1,463)     4,655      3,673
 Income tax expense(benefit)                  (4)    (4,746)    (5,327)
                                        --------   --------   --------
   Net income/(loss)                    $ (1,459)  $  9,401   $  9,000
                                        ========   ========   ========

 Income/(loss) per common
   share:
   Basic                                $  (0.23)  $   1.54   $   1.54
                                        ========   ========   ========

   Diluted                              $  (0.23)  $   1.32   $   1.24
                                        ========   ========   ========

CONTACT:  Adams Golf
          Eric Logan, Chief Financial Officer
          (972) 673-9000
          InvestorInfo@adamsgolf.com